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                                                                       Exhibit j


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 23, 2001 on the 2000 financial statements of Liberty Acorn Fund, Liberty Acorn International, Liberty Acorn USA, Liberty Acorn Twenty and Liberty Acorn Foreign Forty, comprising Liberty Acorn Trust and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 70 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-34223) and in the Amendment No. 45 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1829).

                                    ERNST & YOUNG LLP


Chicago, Illinois
April 27, 2001